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              N E W S   R E L E A S E


For Immediate Release

Contact:  HemaCare Corporation
	  JoAnn Stover, Director of Investor Relations
          877.310.0717
	  www.hemacare.com



   MARCARIO JOINS HEMACARE AS CHIEF FINANCIAL OFFICER

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     Los Angeles, CA, June 27, 2003 - HemaCare Corporation (OTC
Bulletin Board: HEMA) announced today the appointment of Rose Marcario as the Company's Chief Financial Officer.
Marcario brings to HemaCare 20 years of achievement in financial leadership and consultancy roles. Marcario recently served as the Sr. Vice President & CFO of publicly traded General Magic, Inc. and Vice President of Global Finance at NYSE listed International Rectifier Corporation.

     "Rose brings a wealth of knowledge and experience in the public arena. In addition to her financial focus, she will play a key role in working with the management team on the direction, evaluation and execution of our business plan," stated Judi Irving, HemaCare's President and Chief Executive Officer.

     Marcario replaces David Fractor as the Company's CFO.
"We thank David for his four years of service at HemaCare," stated Irving. "The Company will benefit from the financial structure he put in place and the relationships he established with the financial community."


              ABOUT HEMACARE CORPORATION

     Founded in 1978, HemaCare is a national provider of blood products and services and the only publicly traded company engaged in the blood services industry in the U.S. HemaCare is licensed by the FDA and accredited by the American Association of Blood Banks. The Company focuses on providing cost effective, high quality solutions to the blood-related needs of U.S. hospitals.

This press release may contain "forward-looking statements" within the meaning of the term in the Private Securities Litigation Reform Act of 1995 (Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended). Additional written or oral forward-looking statements may be made by the Company from time to time in filings with the Securities and Exchange Commission or otherwise. Statements contained herein that are not historical facts are forward-looking statements pursuant to the safe harbor provisions referenced above. Forward-looking statements are inherently subject to risks and uncertainties some of which cannot be predicted or quantified. Such risks and uncertainties include, without limitation, the risks and uncertainties set forth from time to time in reports filed by the Company with the Securities and Exchange Commission. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. Consequently, future events and actual results could differ materially from those set forth in, or contemplated by, the forward-looking statements contained herein. The Company undertakes no obligation to publicly release any revision to these forward-looking statements made to reflect events or circumstances after the date hereof.

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